Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008
(Currency expressed in United States Dollars (“US$”))

The unaudited pro forma consolidated financial statements for the fiscal year ended December 31, 2008 gives effect to the acquisition of Liheng Enterprises Company Limited (“Target”) by Sunway Global Inc. (“Registrant”) which occurred on January 16, 2009.  The transaction was valued at fair value.

The unaudited pro forma consolidated financial statements were taken from the audited financial statements of Target and Registrant for the year ended December 31, 2008.  The unaudited pro forma consolidated financial statements were prepared assuming that the acquisition described above was consummated on January 1, 2009 and the balance sheet was prepared as if it was consummated on December 31, 2008.   The pro forma adjustments and the resulting unaudited pro forma consolidated financial statements have been prepared based on available information and certain assumptions and estimates deemed appropriate by the Registrant.

The unaudited pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future. Furthermore, the unaudited pro forma consolidated financial statements do not reflect changes that may occur as the result of post-combination activities and other matters.

The unaudited pro forma financial statements thereto should be read in conjunction with the accompanying audited financial statements of Target.

SUNWAY GLOBAL INC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2008

	Registrant (Historical)	Target (Historical)	Pro forma Adjustments		Pro forma Consolidated
ASSETS
Current assets
Cash and cash equivalents	$15,189,941	$869		$-	$15,190,810
Trade receivables, net	2,953,919	-		-	2,953,919
Inventories	590,738	-		-	590,738
Advances to suppliers	547,952	70,905		-	618,857
Tender deposits	112,735	-		-	112,735
Prepayments	-	28,411		-	28,411
Travel advances to shareholders	38,733	-		-	38,733
Advances to employees	429,804	-		-	429,804
Amount due from a former director	-	1,074,640		(432,298)	642,342
Other receivables	-	6,954		-	6,954
Total current assets	$19,863,822	$1,181,779	$		$20,613,303
Restricted cash	$378,366	$-		$-	$378,366
Amount due from a related company	830	-		-	830
Property, plant and equipment, net	5,069,871	484,100		-	5,553,971
Intangible assets, net	6,576,769	196,014		-	6,772,783
Deposit for acquisition of computer software	1,750,751	-		-	1,750,751
Deposit for acquisition of subsidiary	7,725,445	-		(7,725,445)	-
Goodwill	-	-		6,598,350	6,598,350
TOTAL ASSETS	$41,365,854	$1,861,893			$41,668,354

SUNWAY GLOBAL INC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2008

	Registrant (Historical)	Target (Historical)	Pro forma Adjustments		Pro forma Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	$-	$277,202		$-	$277,202
Accounts payable	59,912	25,298		-	85,210
Amount due to a related company	-	432,298		(432,298)	-
Income tax payable	632,893	-		-	632,893
Turnover and other taxes	406,839	-		-	406,839
Expected warranty liabilities	50,396	-		-	50,396
Accrued liabilities	301,461	-		-	301,461
Other payables	15,168	-		-	15,168
Total current liabilities	$1,466,669	$734,798	$		$1,769,169
TOTAL LIABILITIES	$1,466,669	$734,798	$		$1,769,169

Commitments and contingencies	$-	$-		$-	$-

SUNWAY GLOBAL INC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2008

	Registrant (Historical)	Target (Historical)	Pro forma Adjustments	Pro forma Consolidated
SHAREHOLDERS’ EQUITY
Series B Convertible Preferred Stock at $0.0000001 par value; 400,000 shares authorized; 160,494 shares issued and outstanding	$1	$-	$-	$1

Common Stock at $0.0000001 par value; 100,000,000 shares authorized, 18,499,736 shares issued and outstanding	2	1,000,000	(1,000,000)	2
Additional paid-in capital	22,679,965	-	-	22,679,965
Statutory reserves	2,127,978	-	-	2,127,978
Retained earnings/ (accumulated losses)	12,247,049	(100,963)	100,963	12,247,049
Accumulated other comprehensive income	2,844,190	228,058	(228,058)	2,844,190
	$39,899,185	$1,127,095		$39,899,185
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,365,854	$1,861,893		$41,668,354

SUNWAY GLOBAL INC
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008

	Registrant (Historical)	Target (Historical)	Pro forma Adjustments	Pro forma Consolidated

Net revenues	$19,845,882	$-	-	$19,845,882
Cost of net revenues	(5,634,143)	-	-	(5,634,143)
Gross profit	$14,211,739	$-		$14,211,739
Selling expenses	(425,050)	-	-	(425,050)
General and administrative expenses	(3,068,027)	(5,167)	-	(3,073,194)
Income(loss) from operation	$10,718,662	$(5,167)		$10,713,495
Interest income	66,935	244	-	67,179
Interest expenses	-	(27,229)	-	(27,229)
Income(loss) before income taxes	$10,785,597	$(32,152)		$10,753,445
Income taxes	(1,726,828)	-	-	(1,726,828)
Net income(loss)	$9,058,769	$(32,152)		$9,026,617
Other comprehensive income
income:
Foreign currency translation adjustment	1,663,902	72,417	-	1,736,319
Comprehensive income	$10,722,671	$40,265		$10,762,936

SUNWAY GLOBAL INC
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008

Earnings per common share
- Basic	$0.60
- Fully diluted	$0.31
Common shares outstanding
- Basic	15,127,645
- Fully diluted	28,870,595

The following adjustments to the unaudited pro forma financial statements are based on the assumption that the acquisition was consummated as of December 31, 2008.

DESCRIPTION	DR	CR

	$	$

Registered capital	1,000,000
Amount due to a related company	432,298
Goodwill	6,598,350
Accumulated other comprehensive income	228,058
Amount due from a former director		432,298
Deposit for acquisition of subsidiary		7,725,445
Accumulated loss		100,963
	8,258,706	8,258,706

Being the recognition of goodwill through the acquisition of Liheng Enterprise Company Limited